              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our reports dated February 18, 1998, accompanying the consolidated financial statements included in the Annual Report of Healthcare Services Group, Inc. on Form 10-K for the year ended December 31, 1997.

We hereby consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statements (Form S-8 No. 2-95092 and No. 2-99215) and in the Registration Statement (Form S-8 No. 33-35915) pertaining to the Incentive Stock Option Plan and the Non-Qualified Stock Options of Healthcare Services Group, Inc. and in the related prospectuses of our report dated February 18, 1998.




/s/  GRANT THORNTON LLP
-------------------------
GRANT THORNTON LLP



Parsippany, New Jersey
February 18, 1998




                     REPORT OF INDEPENDENT CERTIFIED PUBLIC
                             ACCOUNTANTS ON SCHEDULE


Board of Directors and Stockholders
   Healthcare Services Group, Inc.


In connection with our audit of the consolidated financial statements of Healthcare Services Group, Inc., referred to in our report dated February 18, 1998, which is included in the Annual Report on Form 10-K, we have also audited
Schedule II for each of the three years in the period ended December 31, 1997. In our opinion, this schedule presents fairly, in all material respects, the information required to be set forth therein.




/s/  GRANT THORNTON LLP
-------------------------
GRANT THORNTON LLP



Parsippany, New Jersey
February 18, 1998